EXHIBIT 10.4

                              CONSULTING AGREEMENT

This Agreement, dated as of 01 JAN 2004 is between CyGene, Inc (hereinafter CyGene), having a principal place of business at: 7786 Wiles Road, Coral Springs, FL 33067 and Fred McCall-Perez with an address of 219 Brannan 11J, San Francisco, CA 94107 (hereinafter referred to as the "Consultant").

CyGene desires to retain the services of Consultant with respect to certain activities as described in this Agreement, and Consultant is willing to so act.

NOW, THEREFORE, Consultant and CyGene agree as follows:

1. Description of Services. CyGene hereby retains Consultant to act as CyGene's Vice President of Knowledge Base & Genetic Counseling Services and to perform the following services for CyGene:

     a) An estimated twenty-four months consultation with CyGene's other scientists or management or as otherwise designated by CyGene, in the form of formal meetings or scientific consultation. This agreement will renew automatically for an additional 12 month period unless either party notifies the other in writing that it does not intend to renew, such notification to be given at least thirty (30) days prior to the expiration of this Agreement. Either party can terminate this Agreement at any time upon three (3) months' prior written notice of such termination to the other.

     b) Consultant may from time to time be unavailable to attend formal meetings or perform other consulting duties that are not in conflict with or competitive to the business activities of CyGene, and such unavailability shall not be considered a breach of this AGREEMENT.

     c) Consultant's duties will involve, but are not limited to, the specialized field of knowledgebase development and genetic counseling services and preparation of a web-based interface for client retrieval of laboratory results and counseling services requiring the application of the unique, special and extraordinary skills and knowledge that Consultant possesses in this area.

2. Terms and Expiration. This Agreement shall become effective 01 JAN 2004 and remain in effect through 31 December 2005. In rendering services to CyGene, Consultant shall act as an independent contractor and not as an employee or agent of CyGene.

3.   Compensation.

     CyGene will pay Consultant for consulting services at the rate of $10,000 per month for the period commencing on January 1, 2004. Payment will be made to Consultant within thirty (30) days of receipt of an invoice from Consultant.

4. Expenses. CyGene will reimburse Consultant for any pre-authorized expenses incurred by Consultant while rendering services under this Agreement. Such

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                                            Fred McCall-Perez - CyGene Agreement



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     expenses shall include reasonable and necessary travel, lodging and meals in connection with services performed under this Agreement. Reimbursement of expenses shall be made by CyGene upon receipt of an itemized statement from Consultant with, whenever possible, receipts or other evidence of expenses.

5. Proprietary Information and Patents. Consultant understands and agrees that CyGene possesses and will continue to possess information that has been created, discovered, or developed, or has otherwise become known to CyGene, including information made known to or created, discovered, or developed by Consultant, arising out of his retention as a consultant by CyGene, which information has commercial value in the business in which CyGene is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, planned products, research and development, marketing plans, business plans, strategies, forecasts, customer lists, confidential information about finances, marketing, pricing, costs or compensation.

     a) All Proprietary Information shall be the sole property of CyGene and its assigns, and CyGene and its assigns shall be the sole owner of all patents and other rights in connection therewith. At all times during retention as a consultant for CyGene and at all times after termination of such retention as a consultant, Consultant will keep in confidence and trust all Proprietary Information, and will not use for his own account (or for the benefit of any person or entity), or disclose any Proprietary Information or anything relating to it without the written consent of CyGene, except as may be necessary in the ordinary course of performing his duties as a consultant of CyGene.

     b) All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Consultant by CyGene or produced by Consultant or others in connection with Consultant retention shall be and remain the sole property of CyGene and shall be returned promptly to CyGene as and when requested by CyGene. Should CyGene not so request, Consultant shall return and deliver all such property upon termination of his retention as a consultant for any reason, Consultant will not retain any such property or reproduction of such property upon such termination.

     c) Subject to the provisions of Article 7 Consultant will promptly disclose and assign to CyGene, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, (collectively hereinafter called "INVENTIONS") made or conceived or reduced to practice by Consultant, either alone or jointly with others, during the period of his retention as a consultant which (i) result from tasks assigned to Consultant by CyGene, or (ii) result from use of premises owned, leased or contracted for by CyGene . Such disclosures shall continue for one year after termination of this Agreement. All INVENTIONS shall be the sole property of CyGene and its assigns, including all patents and other proprietary rights in connection therewith. Consultant agrees to execute all documents and take all actions necessary to assign and transfer the foregoing to CyGene.

     d) Consultant may freely publish any results of his work covered under the Agreement, provided that prior U.S. patent application is made on any

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                                            Fred McCall-Perez - CyGene Agreement

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         potentially patentable aspects of his work. Consultant agrees to provide CyGene with sufficient disclosure not less than 120 days prior to publication, to allow CyGene to have patent applications prepared on inventions or other information made or acquired under this agreement of potential commercial value. CyGene agrees to keep all such disclosures confidential prior to publication.

     e) Nothing in this Agreement shall transfer to CyGene any rights to INVENTIONS that are owned or are provided to Consultant by third parties for research purposes.

6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

7. No Conflict. Consultant represents that performance of all the terms of this Agreement and that retention as an advisor to CyGene does not and will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to retention as an advisor by CyGene. Consultant has not entered into, and agrees will not enter into, any agreement, either written or oral, in conflict herewith. Consultant understands as part of the consideration for the offer to be retained as an advisor, and retention as an advisor by CyGene, that Consultant has not brought and will not bring to CyGene or use in the performance of Consultant's responsibility at CyGene any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public, unless Consultant has obtained written authorization for their possession and use. Consultant also understands that, in retention as an advisor of CyGene, Consultant is not to breach any obligation of confidentiality that Consultant has to others, and Consultant agrees that he shall fulfill all obligations during retention as an advisor with CyGene.

8. Assignment. This Agreement shall be binding upon and shall inure to the benefit of CyGene's successors, transferees, and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

   For CyGene, Inc.:

   /s/ Martin Munzer
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   Martin Munzer                                                 Date
   President and CEO

   For Consultant:
   /s/ Fred McCall-Perez, PhD.
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   Fred McCall-Perez, Ph.D.                                      Date

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                                            Fred McCall-Perez - CyGene Agreement